Exhibit 21
The Chefs’ Warehouse, Inc.

Entity Name	State of Organization
Dairyland USA Corporation	New York
Dairyland HP LLC (1)	Delaware
Bel Canto Foods, LLC (1)	New York
Chefs’ Warehouse Transportation, LLC (2)	Delaware
Chefs’ Warehouse Parent, LLC	Delaware
The Chefs’ Warehouse Mid-Atlantic, LLC (3)	Delaware
The Chefs’ Warehouse West Coast, LLC (3)	Delaware
The Chefs’ Warehouse of Florida, LLC (3)	Delaware
The Chefs’ Warehouse Midwest, LLC (3)	Delaware
Michael’s Finer Meats Holdings, LLC (3)	Delaware
Michael’s Finer Meats, LLC (4)	Delaware
The Chefs’ Warehouse Pastry Division, Inc. (3)	Delaware
The Chefs’ Warehouse Pastry Division Canada ULC (5)	British Columbia, Canada
QZ Acquisition (USA), Inc. (3)	Delaware
Qzina Specialty Foods North America (USA), Inc. (6)	Delaware
Qzina Specialty Foods, Inc. (7)	Florida
Qzina Specialty Foods, Inc. (7)	Washington
Qzina Specialty Foods (Ambassador), Inc. (7)	California
CW LV Real Estate LLC (8)	Delaware
Allen Brothers 1893, LLC (9)	Delaware
Del Monte Capitol Meat Company Holdings, LLC (3)	Delaware
Del Monte Capitol Meat Company, LLC (10)	Delaware
The Great Steakhouse Steaks, LLC (11)	Delaware
Fells Point Holdings, LLC (3)	Delaware
Fells Point, LLC (12)	Delaware
Cambridge Protein Holdings, LLC (3)	Delaware
Cambridge, LLC (13)	Delaware
Dairyland Produce Holdings, LLC (3)	Delaware
Dairyland Produce, LLC (14)	Delaware
Chefs’ Warehouse Middle East Holdings, LLC (3)	Delaware
Chefs’ Warehouse Middle East, LLC (15)	Delaware
CME Investments Limited (16)	Cayman Islands
Chef Middle East LLC (17)	United Arab Emirates
Chef Innovations Food Processing LLC (17)	United Arab Emirates
Chef Middle East W.L.L (17)	Qatar
Chef Middle East LLC (18)	Oman

Subsidiaries of the Registrant

1.Dairyland HP LLC and Bel Canto Foods, LLC are wholly-owned by Dairyland USA Corporation, which is wholly-owned by The Chefs’ Warehouse, Inc.
2.Chefs’ Warehouse Transportation, LLC is wholly-owned by The Chefs’ Warehouse, Inc.
3.The Chefs’ Warehouse Mid-Atlantic, LLC, The Chefs’ Warehouse West Coast, LLC, The Chefs’ Warehouse of Florida, LLC, The Chefs’ Warehouse Midwest, LLC, Michael’s Finer Meats Holdings, LLC, The Chefs’ Warehouse Pastry Division, Inc., QZ Acquisition (USA), Inc., Del Monte Capitol Meat Company Holdings, LLC, Fells Point Holdings, LLC, Cambridge Protein Holdings, LLC, Dairyland Produce Holdings, LLC and Chefs’ Warehouse Middle East Holdings, LLC are wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
4.Michael’s Finer Meats, LLC is wholly-owned by Michael’s Finer Meats Holdings, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
5.The Chefs’ Warehouse Pastry Division Canada ULC is wholly-owned by The Chefs’ Warehouse Pastry Division, Inc., which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
6.Qzina Specialty Foods North America (USA), Inc. is wholly-owned by QZ Acquisition (USA), Inc., which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
7.Qzina Specialty Foods, Inc., a Florida corporation, Qzina Specialty Foods, Inc., a Washington corporation, and Qzina Specialty Foods (Ambassador), Inc. are wholly-owned by Qzina Specialty Foods North America (USA), Inc., which is wholly-owned by QZ Acquisition (USA), Inc., which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
8.CW LV Real Estate LLC is wholly-owned by The Chefs’ Warehouse West Coast, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
9.Allen Brothers 1893, LLC is wholly-owned by The Chefs’ Warehouse Midwest, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
10.Del Monte Capitol Meat Company, LLC is wholly-owned by Del Monte Meat Company Holdings, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
11.The Great Steakhouse Steaks, LLC is wholly-owned by Allen Brothers 1893, LLC, which is wholly-owned by The Chefs’ Warehouse Midwest, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
12.Fells Point, LLC is wholly-owned by Fells Point Holdings, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
13.Cambridge, LLC is wholly-owned by Cambridge Protein Holdings, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
14.Dairyland Produce, LLC is wholly-owned by Dairyland Produce Holdings, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
15.Chefs’Warehouse Middle East, LLC is wholly-owned by Chefs’ Warehouse Middle East Holdings, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.
16.CME Investments Limited is wholly owned by Chefs’ Warehouse Middle East, LLC, which is wholly owned by Chefs’ Warehouse Middle East Holdings, LLC, which is wholly owned by Chefs’ Warehouse Parent, LLC, which is wholly owned by The Chefs’ Warehouse, Inc.
17.Chef Middle East LLC, Chef Innovations Food Processing LLC and Chef Middle East LLC are wholly owned by CME Investments Limited, which is wholly owned by Chefs’ Warehouse Middle East, LLC, which is wholly owned by Chefs’ Warehouse Middle East Holdings, LLC, which is wholly owned by Chefs’ Warehouse Parent, LLC, which is wholly owned by The Chefs’ Warehouse, Inc.
18.Chef Middle East W.L.L. is minority owned (49%) by CME Investments Limited, which is wholly owned by Chefs’ Warehouse Middle East, LLC, which is wholly owned by Chefs’ Warehouse Middle East Holdings, LLC, which is wholly owned by Chefs’ Warehouse Parent, LLC, which is wholly owned by The Chefs’ Warehouse, Inc. in connection with a nominee arrangement with Links Management Services Limited (51%).